SUB-ITEM 77M: Mergers

MERGERS EFFECTIVE September 28, 2015
	Acquired Fund	Acquiring Fund (Survivor)	Board Approval Received	Shareholder Approval Received	Additional Details in the Plan of Reorganizations included in this filing and also in each definitive proxy/information statement filed with the SEC:
1	JNAM Guidance – Equity Income Fund	JNL/The Boston Company Equity Income Fund	Yes	Yes	Accession No.: 0001532747-15-000238 (7/20/2015)
2	JNL/Franklin Templeton Natural Resources Fund	JNL/BlackRock Commodity Securities Strategy Fund	Yes	Yes	Accession No.: 0000933691-15-000312 (7/20/2015)